SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                  FORM 8-K/A-1


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2000


                                  TEXOIL, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)




          NEVADA                         0-12633                 88-0177083
(STATE OF INCORPORATION)        (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                             IDENTIFICATION NO.)



                           110 CYPRESS STATION DRIVE
                                  SUITE NO. 220
                           HOUSTON, TEXAS 77090-1629
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 (281) 537-9920
                (ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

      Texoil, Inc. ("Texoil") filed a Current Report on Form 8-K, on October 24, 2000, relating to an agreement signed on August 25, 2000, between Texoil and EEX Operating, L.P. and EEX E&P Company ("EEX"), for Texoil to purchase certain oil and gas properties (the "EEX Properties") from EEX. The transaction closed on October 13, 2000, for approximately $10.5 million cash, net of estimated post-closing adjustments. Audited historical statements of revenues and direct operating expenses attributable to the EEX Properties and unaudited pro forma financial information of Texoil adjusted for the EEX Properties were not available at the time of filing the initial 8-K and are filed herewith. In addition, at the time of closing and subsequent to the filing of the initial 8-K related to this transaction, Texoil believed that financial statements would not be required to be filed. Subsequently, based on additional information and analysis Texoil determined that financial statements and Pro-forma information were required and are included herein.

ITEM 7.     Financial Statement, Pro Forma Information and Exhibits.

      (a)   Financial statement of business acquired.

      Audited historical statement of revenues and direct operating expenses pertaining to the EEX Properties for the nine months ended September 30, 2000.

      (b)   Pro forma financial information.

      Unaudited pro forma consolidated statements of income of Texoil for the nine months ended September 30, 2000 and the year ended December 31, 1999, pertaining to the EEX Properties and borrowings under the Company's Credit Agreement, as if they had been consummated on January 1 of each period, and an unaudited pro forma balance sheet as of September 30, 2000, pertaining to the EEX Properties and the borrowings under the Credit Agreement, as if they had been consummated on September 30, 2000.

      (c)   Exhibits


EXHIBIT NO.                         EXHIBIT DESCRIPTION
----------                          -------------------
   10.20 Purchase and Sale Agreement between Texoil, Inc., and EEX Operating, L.P. and EEX E&P Company, L.P. dated
                  August 25, 2000.

   27.1           Financial Data Schedule

                                  TEXOIL, INC.
                        CURRENT REPORT ON FORM 8-K/A - 1
                         INDEX TO FINANCIAL INFORMATION

                                                                            PAGE

1.    BUSINESS ACQUIRED - EEX PROPERTIES, AUDITED
      FINANCIAL STATEMENT:

      Report of Independent Public Accountants.............................   4

      Audited Historical Statement of Revenues and Direct
        Operating Expenses pertaining to the EEX Properties
        for the nine months ended September 30, 2000.......................   5

      Notes to Historical Statement of Revenues and Direct
        Operating Expenses.................................................   6

2.    UNAUDITED TEXOIL, INC., PRO FORMA CONSOLIDATED
      FINANCIAL STATEMENTS:

      Introduction.........................................................  10

      Unaudited Pro Forma Consolidated Balance Sheet as of
        September 30, 2000.................................................  11

      Unaudited Pro Forma Consolidated Statement of Income for
        the nine months ended September 30, 2000...........................  12

      Unaudited Pro Forma Consolidated Statement of Income for
        the year ended December 31, 1999...................................  13

      Notes to Unaudited Pro Forma
        Consolidated Financial Statements..................................  14

                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Texoil, Inc.

      We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of certain oil and gas properties acquired by Texoil, Inc. ("Texoil" or the "Company") from EEX Operating, L.P. and EEX E&P Company, L.P. (the "EEX Properties"), for the nine months ended September 30, 2000. This historical statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement was prepared as described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and direct operating expenses of the EEX Properties.

      In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the EEX Properties for the nine months ended September 30, 2000, in conformity with accounting principles generally accepted in the United States.



                                               Ernst & Young LLP

Houston, Texas
December 19, 2000

                                 EEX PROPERTIES

         HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)


                                              NINE MONTHS ENDED
                                             SEPTEMBER 30, 2000
                                             ------------------
                     Revenues:
                       Gas ......................   $2,635
                       Oil and condensate .......      182
                                                    ------
                                                     2,817

                     Direct Operating Expenses:
                       Lease Operating Expenses .      511
                       Production Taxes .........      148
                                                    ------
                                                       659
                                                    ------

                     Revenues in excess of direct
                       Operating Expenses .......   $2,158
                                                    ======

                                 EEX PROPERTIES

                  NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                            DIRECT OPERATING EXPENSES


1.    BASIS OF PRESENTATION

      On October 13, 2000, Texoil, Inc. (the "Company"), acquired from EEX Operating, L.P. and EEX E&P Company, L.P., certain oil and gas properties located in Texas (the "EEX Properties"), effective July 1, 2000.

      The revenues and direct operating expenses associated with the EEX Properties were derived from EEX's accounting records. Revenues and direct operating expenses, as set forth in the accompanying historical statement, includes oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the acquired properties. The historical statement includes oil and gas revenues net of royalties. Lease operating expenses include labor, services, repairs, maintenance, materials and supplies and other direct costs incurred in the operation of wells and related equipment.

      The accompanying historical statement varies from an income statement in that it does not show certain expenses which were incurred in connection with ownership of the acquired properties, such as general and administrative expenses and income taxes. These costs were not separately allocated to the acquired properties in EEX's accounting records. Any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the acquired properties been operated historically as a separate entity. In addition, these allocations, if made using historical general and administrative structure and tax burdens, would not produce allocations that would be indicative of the historical performance of the acquired properties had they been assets of the Company, due to the difference in the size, structure, operations and accounting of the two companies. The accompanying historical statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by the Company upon allocation of the purchase price. For the same reason, primarily the lack of segregated or readily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the EEX Properties.

      At the end of the economic life of these fields, certain restoration and abandonment costs in excess of salvage value may be incurred by the respective owners of these fields. No accrual for these costs is included in direct operating expenses.

                                 EEX PROPERTIES

                  NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                      DIRECT OPERATING EXPENSES - CONTINUED


      With respect to gas sales, the sales method is used for revenue recognition and gas imbalances, which recognizes over and under lifts of gas when sold, to the extent sufficient gas reserves or balancing agreements are in place. Gas sales volumes are not significantly different from the production attributable to the acquired interests.

2.    SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

      PROVED RESERVE ESTIMATES

      Proved oil and gas reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the productive life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering and geological studies may improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life.

      Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. Proved reserves are classified as developed or undeveloped. Proved developed reserves are those reserves which can be expected to be recovered from existing wells. Proved undeveloped reserves are those reserves which can be expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due landowners or others as royalty or operating interests.

      Estimates of proved reserves include and rely upon a production and development strategy. The Company's estimates are based upon plans developed using current information and reflect the Company's risk tolerance and philosophy related to future capital expenditures associated with

                                 EEX PROPERTIES

                  NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                      DIRECT OPERATING EXPENSES - CONTINUED

producing incremental reserves during the remaining life of the acquired properties, as well as its plans with respect to developing proved undeveloped reserves. Proved undeveloped reserves typically involve a higher degree of uncertainty and risk. In any case, many factors such as changes in prices or costs or variances from sound technical estimates, made using best information available, may cause estimates at any point in time to vary significantly from actual future production.

      Estimates of proved reserves were prepared by the Company retrospectively using currently available information. The unaudited historical supplementary oil and gas information was developed by the Company using as a base, the Company's estimates of proved reserves, compiled in connection with financing the acquisition, and (1) actual historical production data, (2) historical operating expense rates, (3) estimates of production prices based on industry indices and existing differentials, and (4) development costs estimated by the Company. Management of the Company believes the supplemental oil and gas information presented herein is reasonable, under the circumstances, and methodologies employed are consistent with reasonable industry practices.

      Estimated quantities of proved oil and gas reserves and of changes in quantities of proved developed and undeveloped reserves for each of the period indicated were as follows:

                                                          OIL         GAS
                                                        (MBBLS)     (MMCF)
                                                        ------      ------
      Proved reserves at December 31, 1999 ........        128      16,900
      Production ..................................         (7)       (842)
      Revision of quantity estimates ..............          1         562
                                                        ------      ------
      Proved reserves at September 30, 2000 .......        122      16,620
                                                        ======      ======

      Proved developed reserves at:
         December 31, 1999 ........................         94      12,341
         September 30, 2000 .......................         89      12,060

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

      The following disclosures concerning the standardized measure of discounted future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69 ("SFAS 69"). As prescribed by SFAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or costs changes have been considered, the results are not necessarily indicative of the fair market value of the estimated proved reserves, but they do provide a common benchmark which may enhance the user's ability to project future cash flows.

                                 EEX PROPERTIES

                  NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                      DIRECT OPERATING EXPENSES - CONTINUED


      The standardized measure of discounted future net cash flows (before income taxes) related to proved oil and gas reserves at September 30, 2000, was as follows (in thousands):

      Future cash inflows .....................................    $89,778
      Future production costs .................................     15,000
      Future development costs ................................      2,442
                                                                   -------
      Future net cash inflows .................................     72,336
      10% annual discount for estimated timing of cash flows ..     35,764
                                                                   -------
      Standardized measure of discounted future net cash
         flows (before income taxes) ..........................    $36,572
                                                                   =======


      The standardized measure is based on the following oil and gas prices:

                                                 SEPTEMBER         DECEMBER
                                                 30, 2000          31, 1999
                                                 --------          --------

      Oil (per Bbl) ....................           $28.82           $23.61
      Gas (per Mcf) ....................           $ 5.19           $ 2.34

      The principal sources of changes in the standardized measure for the nine months ended September 30, 2000, as follows (in thousands):

      Balance at beginning of the period ....................    $ 15,976
      Sales and transfers of oil and gas produced, net
         of production costs ................................      (2,158)
      Changes in prices and production costs ................      22,254
      Revision of quantity estimates ........................       1,233
      Changes in estimated timing of production and other ...      (1,931)
      Accretion of discount .................................       1,198
                                                                 --------
      Balance at the end of the period ......................    $ 36,572
                                                                 ========

                                 INTRODUCTION
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


      The following Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2000 and for the year ended December 31, 1999 and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000 (collectively, the "Pro Forma Consolidated Financial Statements") are based on the historical consolidated financial statements of Texoil, Inc. (the "Company") and the Historical Statements of Revenues and Direct Operating Expenses of the EEX Properties adjusted to give effect for the EEX Properties and borrowings under the Company's Credit Agreement. The Pro Forma Consolidated Financial Statements account for the acquisition of the EEX Properties as a purchase.

      The Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2000 for the year ended December 31, 1999 give effect to the acquisition of the EEX Properties and the borrowings under the Credit Agreement as if the acquisition and borrowings had been consummated on January 1 of each period. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition of the EEX Properties and the borrowings under the Amended Credit Facility as if the acquisition and borrowings had been consummated on September 30, 2000.

      The pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements are based upon available information and certain assumptions that management believes are reasonable.

      The Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial condition would actually have been had the acquisition of the EEX Properties occurred on such dates or to project the Company's results of operations or financial condition for any future date or period.

                                  TEXOIL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                          EEX
                                                                       PROPERTIES
                                                            COMPANY     PRO FORMA        PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS        COMBINED
                                                          ----------   -----------       ---------
ASSETS:
Current Assets:
            Cash and cash equivalents ................     $  1,721      $    327 (a)     $  2,048
            Accounts receivable and other ............        8,746          --              8,746
            Other current assets .....................        1,649          (834)(a)          815
                                                           --------      --------         --------
                  Total current assets ...............       12,116          (507)          11,609
                                                           --------      --------         --------
Property, plant and equipment, at cost:
Oil and natural gas properties (full-cost method):
            Evaluated properties .....................       71,538        10,507 (a)       82,045
            Unevaluated properties ...................        5,015          --              5,015
Office and other equipment ...........................          803          --                803
                                                           --------      --------         --------
                                                             71,538        10,507           87,863
Accumulated depletion, depreciation and amortization .      (15,022)         --            (15,022)
                                                           --------      --------         --------
Net property, plant and equipment ....................       62,334        10,507           72,841
                                                           --------      --------         --------
Other assets .........................................          273          --                273
                                                           --------      --------         --------
            Total assets .............................     $ 74,723      $ 10,000         $ 84,723
                                                           ========      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
            Accounts payable and accrued liabilities .     $  5,057      $   --           $  5,057
            Revenue and royalties payable ............        3,917          --              3,917
                                                           --------      --------         --------
                  Total current liabilities ..........        8,974          --              8,974
                                                           --------      --------         --------
Long-term debt .......................................       14,500        10,000(a)        24,500
Deferred tax liability ...............................        6,079          --              6,079
Stockholders' equity: ................................                                           .
            Series A preferred stock .................           29          --                 29
            Common stock .............................           68          --                 68
            Additional paid-in capital ...............       33,669          --             33,669
            Retained earnings ........................       11,404          --             11,404
                                                           --------      --------         --------
                 Total stockholders' equity ..........       45,170          --             45,170
                                                           --------      --------         --------
            Total liabilities and stockholders' equity     $ 74,723      $ 10,000         $ 84,723
                                                           ========      ========         ========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                  TEXOIL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                          EEX
                                                       COMPANY        PROPERTIES      PRO FORMA           PRO FORMA
                                                      HISTORICAL      HISTORICAL     ADJUSTMENTS           COMBINED
                                                     -----------     -----------     -----------         -----------
Revenues:
        Oil and gas sales ......................     $    34,548     $     2,817     $      --           $    37,365
        Operator and management fees ...........             959            --              --                   959
        Interest and other .....................             164            --              --                   164
                                                     -----------     -----------     -----------         -----------
                 Total revenues ................          35,671           2,817            --                38,488
                                                     -----------     -----------     -----------         -----------
Costs and Expenses:
        Lease operating ........................           8,494             511                               9,005
        Workover ...............................             163            --              --                   163
        Production taxes .......................           3,515             148            --                 3,663
        General and administrative .............           1,772            --              --                 1,772
        Depletion, depreciation and amortization           5,021            --               734 (b)           5,755
        Interest ...............................             955            --               593 (c)           1,548
                                                     -----------     -----------     -----------         -----------
                 Total expenses ................          19,920             659           1,327              21,906
                                                     -----------     -----------     -----------         -----------
Income before income taxes .....................          15,751           2,158          (1,327)             16,582
Provision for deferred income taxes ............           5,276            --               278 (d)           5,554
                                                     -----------     -----------     -----------         -----------
Net income (loss) ..............................          10,475           2,158          (1,605)             11,028

Preferred stock dividend .......................           2,063            --              --                 2,063
                                                     -----------     -----------     -----------         -----------
Net income attributable to common shareholders .     $     8,412     $     2,158     $    (1,605)        $     8,965
                                                     ===========     ===========     ===========         ===========
Basic Net income (loss) per share ..............     $      1.27                                         $      1.35
                                                     ===========                                         ===========
Basic weighted average shares ..................       6,646,057                                           6,646,057
                                                     ===========                                         ===========
Diluted net income (loss) per share ............     $      0.79                                         $      0.83
                                                     ===========                                         ===========
Diluted weighted average shares ................      13,326,171                                          13,326,171
                                                     ===========                                         ===========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                  TEXOIL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       EEX
                                                     COMPANY        PROPERTIES       PRO FORMA          PRO FORMA
                                                    HISTORICAL      HISTORICAL      ADJUSTMENTS          COMBINED
                                                    ----------      ----------      ----------          ----------
Revenues:
     Oil and gas sales .......................      $   22,533      $    4,323      $     --            $   26,856
     Operator and management fees ............             995            --              --                   995
     Interest and other ......................             176            --              --                   176
                                                    ----------      ----------      ----------          ----------
          Total revenues .....................          23,704           4,323            --                28,027
                                                    ----------      ----------      ----------          ----------
Costs and Expenses:
     Lease operating .........................           7,624             989            --                 8,613
     Workover ................................             178            --              --                   178
     Production taxes ........................           1,821             224            --                 2,045
     General and administrative ..............           2,000            --              --                 2,000
     Depletion depreciation and amortization .           4,856            --               813(b)            5,669
     Interest ................................           2,482            --               780(c)            3,262
                                                    ----------      ----------      ----------          ----------
                                                        18,961           1,213           1,593              21,767
                                                    ----------      ----------      ----------          ----------
        Income before income taxes ...........           4,743           3,110          (1,593)              6,260
        Provision for income taxes ...........           1,591            --               508(d)            2,099
                                                    ----------      ----------      ----------          ----------
        Net income ...........................           3,152           3,110          (2,101)              4,161

Preferred stock dividends ....................             280            --              --                   280
                                                    ----------      ----------      ----------          ----------

Net income attributable to common shareholders      $    2,872      $    3,110      $   (2,101)         $    3,881
                                                    ==========      ==========      ==========          ==========

Basic net income per share ...................      $     0.44                                          $     0.59
                                                    ==========                                          ==========

 Basic weighted average shares ...............       6,555,126                                           6,555,126
                                                    ==========                                          ==========

 Diluted net income per share ................      $      .41                                          $      .54
                                                    ==========                                          ==========

 Diluted weighted average shares .............       7,754,866                                           7,754,866
                                                    ==========                                          ==========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a) Represents the recording of the estimated purchase price of $10,507,000 to oil and gas property costs and borrowings under the Company's Credit Agreement. The $11.1 million purchase price, effective July 1, 2000, per the Purchase and Sale Agreement ("Agreement") dated August 25, 2000, has been further adjusted to reflect activity from such date to closing and arrive at the above estimated net purchase price. Such adjustments primarily include revenues less direct operating expenses, capital expenditures, production imbalances, pro- rated ad valorem taxes, title defects, material changes in wells and other adjustments for the period July 1, 2000 through October 13, 2000, the closing date, as set forth in the Agreement. Certain adjustments have been made at closing and further adjustments will be made post-closing pursuant to the Agreement. Earnest money in the amount of $834,000 was paid in September, 2000. The balance of $9,876,000 was paid at closing, through borrowings under the Credit Agreement of $10,000,000.

(b) Represents adjustment to depletion depreciation, and amortization based upon combined historical production, reserves and cost basis.

(c) Represents adjustment to interest expense to reflect borrowings under the Company's Credit Agreement, at the Company's historical average interest rate of 7.9% in 2000 and 7.8% in 1999.

(d) Represents adjustment to income tax expense as a result of the acquisition of the EEX Properties assuming an effective tax rate of 33.5%.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2000                 TEXOIL, INC.




                                         By: /s/ FRANK A. LODZINSKI
                                         Name:   Frank A. Lodzinski
                                         Title:  President